POWER OF ATTORNEY

 KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Josef Moosholzer, Stefan Fischer and Sascha Berger, and each of them, with full power to act without the others, his or her true and lawful attorney-in-fact,

with full power of substitution, to sign any and all instruments, certificates and documents that may be necessary, desirable or appropriate to be executed on behalf of himself as an individual or in his or her capacity as a direct or indirect general partner, director, officer or manager of any partnership, corporation or limited liability company, pursuant to section 13 or 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any and all regulations promulgated thereunder, and to file the same, with all exhibits thereto,

and any other documents in connection therewith, with the Securities and Exchange

Commission, and with any other entity when and if such is mandated by the Exchange Act or by the Financial Industry Regulatory Authority, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary, desirable or appropriate, fully to all intents and purposes as he or she might or could do in person,

thereby ratifying and confirming all that said attorney-in-fact, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of the 29th day of June, 2017.

/s/ Hubert Birner

Hubert Birner

/s/ Stefan Fischer

Stefan Fischer

/s/ Helmut Schuhsler

Helmut Schuhsler

PLIMPTON\9901\174.2212449_1